As filed with the Securities and Exchange Commission on November 1, 2002
							Registration No. 333-



                         	__________


                            	FORM S-8

                 SECURITIES AND EXCHANGE COMMISSION

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         	__________

                 	NORFOLK SOUTHERN CORPORATION
	(Exact name of issuer as specified in its charter)


	          Virginia                            52-1188014
	(State or other jurisdiction of               (I.R.S. Employer
	incorporation or organization)                Identification No.)

	Three Commercial Place				    23510-2191
	Norfolk, Virginia                             (Zip Code)
	(Address of Principal Executive Offices)




                     THOROUGHBRED RETIREMENT INVESTMENT PLAN
                   	OF NORFOLK SOUTHERN CORPORATION
                    AND PARTICIPATING SUBSIDIARY COMPANIES
                           (Full title of the plan)

                            HENRY D. LIGHT, Esquire
                          Senior Vice President - Law
                          Norfolk Southern Corporation
                            Three Commercial Place
                         Norfolk, Virginia 23510-2191
                   (Name and address of agent for service)

        Telephone number, including area code, of agent for service:
                                 (757) 629-2772
                                   __________


                        CALCULATION OF REGISTRATION FEE

_________________________________________________________________
                        Proposed     Proposed
Title of                maximum      maximum          Amount
securities  Amount      offering     aggregate        of regis-
to be       to be       price        offering         tration
registered  registered  per share*   price*           fee
_________________________________________________________________
Norfolk     6,000,000   $20.40   $122,400,000.00   $11,260.80
Southern    shares
Corporation
Common Stock
$1.00 par value

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



*Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (c) and (h), based upon a price of $20.40 per share for 6,000,000 shares of Common Stock issued under the Thoroughbred Retirement Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies, such price being the average of the high and low prices of the Common Stock reported in the consolidated reporting system on October 29, 2002, a date within five business days prior to the date of filing this Registration Statement.

NOTE: Pursuant to Rule 429, the Prospectus which relates to this Registration Statement contains all of the information which would currently be required in a prospectus relating to the securities covered by Registration Statement No. 333-78939.



	        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                          	EXPLANATORY NOTE


This Registration Statement is solely for the registration of additional Norfolk Southern Corporation Common Stock for issuance under the
Thoroughbred Retirement Investment Plan of Norfolk Southern
Corporation and Participating Subsidiary Companies ("Plan").
Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (File No. 333-78939), including all post-effective amendments thereto, are incorporated by reference into this Registration
Statement.

Item 5.  Interests of Named Experts and Counsel.

An opinion has been rendered to the Corporation by Joseph C. Dimino, Esquire, Senior General Counsel to the Corporation, stating that any shares of Common Stock when issued and delivered for the purposes described in the Plan will be duly authorized, legally issued and fully paid and nonassessable. As of October 31, 2002, Mr. Dimino was the beneficial owner, either directly or indirectly, of approximately 6,721 shares of Common Stock. Also, as of October
31, 2002, Mr. Dimino held unexercised options to purchase 93,500 shares of Common Stock and 15,000 Performance Share Units.


Item 8.   Exhibits.

Exhibit Number          Description

	5			(i)   Opinion of Joseph C. Dimino, Esquire,
					regarding the legality of the
					securities being registered

				(ii)	The Registrant undertakes that it has
					submitted or will submit the plan and
					any amendment thereto to the Internal
					Revenue Service ("IRS") in a timely
					manner and has made or will make all
					changes required by the IRS in order
					to qualify the plan

	23                Consents of Independent Auditors; Counsel:

				(a)	Consent of KPMG LLP
				(b)	Consent of KPMG LLP and Ernst & Young LLP
				(c)	Consent of Joseph C. Dimino, Esquire,
					is contained in his opinion filed as
					Exhibit 5 to the Registration Statement

	24			Power of Attorney



                                   	SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, and Commonwealth of Virginia, on this 1st day of November, 2002.

                             		NORFOLK SOUTHERN CORPORATION



						By: /s/ Dezora M. Martin
						    (Corporate Secretary)





Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 1st day of November, 2002, by the following persons in the capacities indicated.


Signature                          		Title



David R. Goode*				Chairman, President and Chief
				            Executive Officer and Director
                                   	(Principal Executive Officer)


/s/ Henry C. Wolf				Vice Chairman and Chief Financial
Henry C. Wolf				Officer(Principal Financial Officer)



John P. Rathbone*				Senior Vice President and Controller
				            (Principal Accounting Officer)


Gerald L. Baliles*       		Director


Carroll A. Campbell, Jr.*		Director


Gene R. Carter*         		Director


Alston D. Correll*      		Director


Landon Hilliard*        		Director


Steven F. Leer*			      Director


Jane Margaret O'Brien*			Director


Harold W. Pote*				Director


J. Paul Reason*				Director




*By:	/s/ Henry D. Light
	(Henry D. Light)			Attorney-in-Fact




	The Plan. Pursuant to the requirements of the Securities Act of 1933, the managers (persons who administer the employee benefit plan) of the Thoroughbred Retirement Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on this 1st day of November, 2002.


						THOROUGHBRED RETIREMENT INVESTMENT
						PLAN OF NORFOLK SOUTHERN CORPORATION
						AND PARTICIPATING SUBSIDIARY
						COMPANIES




						By  /s/ Henry C. Wolf
						(Henry C. Wolf, Manager)



						By  /s/ James A. Hixon, Manager
						(James A. Hixon, Manager)




						By  /s/ Thomas H. Mullenix, Jr.
						(Thomas H. Mullenix, Jr., Manager)



                        	INDEX TO EXHIBITS

Exhibit Number           	Description

	5				(i)	Opinion of Joseph C. Dimino,
						Esquire, regarding the legality
						of the securities being registered

	23                  	Consents of Independent Auditors; Counsel:

					(a)	Consent of KPMG LLP
					(b)	Consent of KPMG LLP and Ernst
						& Young LLP
					(c)	Consent of Joseph C. Dimino,
						Esquire, is contained in his
						opinion filed as Exhibit 5 to
						the Registration Statement

	24				Power of Attorney